Exhibit 10.47

SIXTH AMENDMENT TO THE PROGRESSIVE CORPORATION

EXECUTIVE DEFERRED COMPENSATION TRUST

(November 8, 2002 Amendment and Restatement)

THIS SIXTH AMENDMENT, dated as of the seventeenth day of November, 2009, by and between Fidelity Management Trust Company (the “Trustee”) and The Progressive Corporation (the “Company”);

WITNESSETH:

WHEREAS, the Trustee and the Company heretofore entered into a Trust Agreement dated November 8, 2002, with regard to The Progressive Corporation Executive Deferred Compensation Trust (the “Trust”); and

WHEREAS, the Company hereby directs the Trustee, in accordance with Section 5 and 8(g) of the Trust Agreement, effective after the close of business on November 17, 2009, as follows: (i) to liquidate all participant balances held in the American Beacon Small Cap Value Fund – Investor Class at its net asset value on such day, and to invest the proceeds in the American Beacon Small Cap Value Fund – Institutional Class at its net asset value on such day; (ii) to redirect all participant contributions directed to the American Beacon Small Cap Value Fund – Investor Class to be invested in the American Beacon Small Cap Value Fund – Institutional Class; and (iii) to permit no further investments in the American Beacon Small Cap Value Fund – Investor Class as an investment option for the Plan. The parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Company. Any variation from the procedure described herein may be instituted only at the express written direction of the Company; and

WHEREAS, the Trustee and the Company now desire to amend said Trust Agreement as provided for in Section 12 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Company hereby amend the Trust Agreement by:

(1)	Effective November 17, 2009, amending the “investment options” section of Schedule “A” to add the following:

•	American Beacon Small Cap Value Fund – Institutional Class

(2)	Effective after the close of business on November 17, 2009, amending the “investment options” section of Schedule “A” to delete the following:

•	American Beacon Small Cap Value Fund – Investor Class

IN WITNESS WHEREOF, the Trustee and the Company have caused this Sixth Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

THE PROGRESSIVE CORPORATION		FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Charles E. Jarrett	By:	/s/ Carolyn Redden	12/18/09
	Its Authorized Signatory		FMTC Authorized Signatory	Date